UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

Progress Software Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14 Oak Park

Bedford, Massachusetts 01730

(Address of principal executive offices, including zip code)

(781) 280-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2012, Progress Software Corporation (the “Company”) announced that Christopher A. Larsen, Executive Vice President, Global Field Operations, will leave the Company effective on or about January 9, 2012. An external search for Mr. Larsen’s successor has commenced. In the interim, Jay H. Bhatt, the Company’s President and Chief Executive Officer, will assume Mr. Larsen’s responsibilities.

In connection with the termination of Mr. Larsen’s employment, the Company will provide Mr. Larsen with the severance and other benefits set forth in the Executive Severance Agreement previously entered into by the Company and Mr. Larsen, dated as of November 30, 2011 (the “Severance Agreement”). Per the terms of the Severance Agreement, upon the execution by Mr. Larsen of a standard release of claims, he will be entitled to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve (12) months of his total target cash compensation, which will be paid over twelve (12) months, (b) the continuation, for a period of twelve (12) months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination, and (c) twelve (12) months of acceleration of unvested stock options and restricted stock units.

The Severance Agreement also includes non-competition, non-disparagement and related covenants. The non-competition covenant will be in effect for one year following the termination of employment.

In connection with the acceleration of Mr. Larsen’s stock options and restricted stock units provided by the Severance Agreement, the Company expects to recognize stock-based compensation expense of approximately $0.6 million, with this expense to be recognized in the first quarter of fiscal year 2012. In addition, in connection with the cash severance payments and employee-related benefits to be paid to Mr. Larsen under the Severance Agreement, the Company expects to incur an aggregate pre-tax charge of approximately $1.0 million in the first quarter of fiscal year 2012.

The foregoing summary is qualified in its entirety by reference to the form of Severance Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 8, 2011, and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

As described above under Item 5.02, on January 4, 2012, during a conference call with financial analysts regarding the Company’s financial results for the fiscal quarter and year ended November 30, 2011, the Company announced that Christopher A. Larsen, Executive Vice President, Global Field Operations, will leave the Company effective on or about January 9, 2012.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1	Form of Executive Severance Agreement (incorporated herein by reference to Exhibit 10.1 to Progress Software Corporation’s 8-K filed on December 8, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2012	Progress Software Corporation

	By:	/s/ Charles F. Wagner
Charles F. Wagner
Executive Vice President, Finance and Administration and Chief Financial Officer